April 24, 2000

Fidelity Investments Life Insurance Company
Fidelity Investments Variable Annuity Account I
82 Devonshire Street
Boston, Massachusetts 02109

 Re: Registration No. 33-24400

Ladies and Gentlemen:

 We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information contained in Post-Effective Amendment No. 18 to the Registration Statement on Form N-4 (File No. 33-24400) for Fidelity Investments Variable Annuity Account I filed by the Account with the Securities and Exchange Commission pursuant to the Securities Act of 1933.

 Very truly yours,

 JORDEN BURT BOROS CICCHETTI  BERENSON & JOHNSON LLP

 By:   /s/ Michael Berenson
           Michael Berenson